Exhibit 10(y)

FORM OF CHANGE OF CONTROL AGREEMENT

     AGREEMENT by and between Sea Pines Associates, Inc., a South Carolina corporation (the “Company”), and                  (the “Executive”), dated as of                     .

     WHEREAS, any potential Change of Control (as defined below) of the Company would create substantial uncertainty and anxiety among key executives concerning the possibility of adverse changes in position or loss of employment; and

     WHEREAS, that uncertainty and anxiety would inevitably detract from the performance of the executive team and increase the risk of unwanted loss of key executives; and

     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to reduce the risk of those adverse consequences, and has adopted appropriate policies aimed at safeguarding the economic interests of key executives and the shareholders in the event of a Change of Control; and

     WHEREAS, a Change of Control Agreement is to be executed with each key executive covered by these policies;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) “AFR” shall mean the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

     (b) “Board” shall have the meaning set forth in the recitals to this Agreement.

     (c) “Business Combination” shall have the meaning set forth in Section 1(e)(iii).

     (d) “Cause” shall mean the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act, or failure to act, on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Company who is senior to the Executive or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the

Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

     (e) “Change of Control” shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 1(e)(i), the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from the Company or any corporation controlled by the Company, (X) any acquisition by the Company or any corporation controlled by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 1(e)(iii); or

          (ii) That individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (f) “Change of Control Period” shall mean the period commencing on the Effective Date and ending on the first anniversary of the Effective Date.

     (g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

     (h) “Company” shall have the meaning set forth in the recitals to this Agreement.

     (i) “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be and (ii) if the Executive’s employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination.

     (j) “Effective Date” shall mean the first date on which a Change of Control occurs. If a Change of Control occurs and the Executive’s employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment arose in connection with or anticipation of a Change of Control, then “Effective Date” shall mean the date immediately prior to the date of such termination of employment.

     (k) “Exchange Act” shall have the meaning set forth in Section 1(e)(i).

     (l) “Executive” shall have the meaning set forth in the recitals to this Agreement.

     (m) “Good Reason” shall mean:

          (i) a reduction by the Company of five percent or more in the Executive’s annual base salary in effect immediately prior to the Effective Date;

          (ii) the Company requiring the Executive to be based at a location more than 75 miles from the location at which he is based immediately prior to the Effective Date (except for required travel which is substantially consistent with travel obligations as of the date of this Agreement);

          (iii) the failure by the Company to pay the Executive any portion of the Executive’s current compensation within seven days of the date such compensation is due, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iv) the failure by the Company to continue any material benefit plan in which the Executive participates immediately prior to the Effective Date (unless the failure did not occur in bad faith and is remedied by the Company, promptly after receipt of notice thereof given by the Executive, by the Company providing an equitable arrangement with respect to such plan);

          (v) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

          (vi) any failure by the Company to comply with and satisfy Section 7(c) of this Agreement.

     For purposes of this Section 1(m), any good faith determination of “Good Reason” made by the Executive shall be conclusive.

     (n) “Incumbent Board” shall have the meaning set forth in Section 1(e)(ii).

     (o) “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

     (p) “Outstanding Company Common Stock” shall have the meaning set forth in Section 1(e)(i).

     (q) “Outstanding Company Voting Securities” shall have the meaning set forth in Section 1(e)(i).

     (r) “Person” shall have the meaning set forth in Section 1(e)(i).

     2. Termination for Cause or Good Reason; Notice of Termination. The Company may terminate the Executive’s employment with the Company during the Change of Control

Period for Cause and the Executive may terminate employment during the Change of Control Period for Good Reason. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto in accordance with Section 8(b) of this Agreement.

     3. Obligations of the Company upon Termination. (a) Good Reason; Without Cause. If, during the Change of Control Period, the Company shall terminate the Executive’s employment without Cause or the Executive shall terminate employment for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          A. the sum of (1) the Executive’s salary through the Date of Termination to the extent not theretofore paid, (2) the Executive’s bonus, if any, for the fiscal year immediately preceding the Date of Termination to the extent not therefore paid, such bonus to be the amount, if any, determined by the Board or, if no such determination has been made prior to the Date of Termination, the Executive’s target bonus for such fiscal year, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any unused annual vacation pay, in each case to the extent not theretofore paid; and

          B. an amount equal to the sum of (1) the Executive’s annual base salary as in effect immediately prior to the Effective Date or the Date of Termination, whichever is greater, and (2) the Executive’s target bonus for the fiscal year in which the Date of Termination occurs or, if no such target bonus has been established, the target bonus most recently established for the Executive; and

          (ii) the Company shall provide medical, dental and life insurance coverage for the Executive and his current spouse and eligible dependents until the first to occur of (A) the first anniversary of the Date of Termination or (B) the Executive accepting full-time employment.

     (b) Cause; Without Good Reason. If the Executive’s employment shall be terminated for Cause during the Change of Control Period or if the Executive voluntarily terminates employment during the Change of Control Period without Good Reason, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay to the Executive (i) his salary through the Date of Termination, and (ii) the amount of any compensation previously deferred by the Executive.

     4. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any pension, profit sharing, 401(k), supplemental executive retirement or stock option plan provided by the Company and for which the Executive may qualify, nor, subject to Section 8(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any pension, profit sharing, 401(k), supplemental executive retirement or stock option plan or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or contract or agreement except as explicitly modified by this Agreement.

     5. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided herein, such amounts shall not be reduced whether or not the Executive obtains other employment. In the event of any contest by the Company or the Executive of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest about the amount of any payment pursuant to this Agreement), the nonprevailing party shall reimburse the prevailing party for the prevailing party’s legal fees and expenses, plus in each case interest at the AFR on the amount reimbursed for the period during which the prevailing party had paid but not been reimbursed for such legal fees and expenses.

     6. Confidential Information. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company. In no event shall an asserted violation of the provisions of this Section 6 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     (b) The Executive agrees and acknowledges that a violation of the covenants contained in this Section 6 will cause irreparable damage to the Company, and that it is and will be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by the Executive of any such covenant. Therefore, the Executive further agrees that in the event of any violation or threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction issued by any court of competent jurisdiction restraining such violation or threatened violation by the Executive, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.

     7. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     8. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. The Company may unilaterally amend this Agreement upon notice to the Executive, but such unilateral amendment shall not be effective until the first anniversary of the date of such notice. Except as provided in the immediately preceding sentence, this Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     If to the Company:

Sea Pines Associates, Inc.
32 Greenwood Drive
Post Office Box 7000
Hilton Head Island, SC 29938
Attention: Chairman

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 2, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at will” and, subject to Section 1(j), the Executive’s employment may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement. This Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

SEA PINES ASSOCIATES, INC.

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